UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2018

ALGAE DYNAMICS CORP.

(Exact name of registrant as specified in its charter)

Ontario	333-199612	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

37 – 4120 Ridgeway Drive
Mississauga, Ontario Canada	L5L 5S9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (289) 997 6740

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

SECURITIES PURCHASE AGREEMENT AND CONVERTIBLE NOTE

On October 19, 2018, the Algae Dynamics Corp. (the ‘Company’) entered into a securities purchase agreement (“Purchase Agreement”) whereby the purchaser purchased from the Company a senior convertible note with a principal amount of CDN$100,000 (the “Convertible Note”) for a purchase price of CDN$100,000. The Convertible Note matures on July 19, 2021 and accrues interest at the rate of 10% per annum which shall be payable on the maturity date or included in the conversion amount of the note prior to such date. The Convertible Note is convertible at any time after issuance, in whole or in part, at the purchaser’s option into common shares of the Company’s capital stock at a variable conversion price equal to CDN$.25 on the conversion date. The Company may also elect to cause the principal amount of the Convertible Notes to convert into a number of Common Shares equal to the principal amount converted divided by CDN$0.25, provided that the volume weighted average price of shares is no less than CDN$.50 for any twenty trading days ending the trading day prior to the conversion date and the shares issuable on conversion are tradeable (as defined in the Convertible Note). The applicable conversion price may also be reduced if the Company issues options or other securities exchangeable into shares at a price which is lower than the conversion price. The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

On October 19, 2018, the “Company” announced that it had completed the sale of a total of 2,367,792 units pursuant to private placements under Regulation S of the Securities Act. Each unit is comprised of one share of Common Stock and one-half warrant, with each whole warrant exercisable to acquire an additional share of Common Stock at a price of CDN$0.75 per share until September 30, 2020. The Company has received aggregate proceeds of CDN$947,000 from the offering of units as of October 19, 2018. In connection with the private placement of units, the Company entered into subscription agreements with each investor at various dates commencing July 10, 2018 and ending on October 19, 2018. The Company satisfied its obligation to issue warrants and shares under such subscription agreements on October 26, 2018.

The issuance of the Convertible Note, and common shares if any, upon the conversion of the Convertible Note, are exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer outside of the United States under Regulation S. No finders fees or brokerage commissions were paid to any person resident in the United States or with respect to any issuance in the United States.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

4.1	Senior Convertible Note dated October 19, 2018.

10.1	Securities Purchase Agreement, dated as of October 19, 2018, by and between Dax Sukhraj and Algae Dynamics Corp.

10.2	Warrant Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALGAE DYNAMICS CORP.

Date: November 9, 2018	By:	/s/ Ross Eastley
Ross Eastley
Chief Financial Officer